                                                                    Exhibit 10.6


                             EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of this 29th day of May, 2001, between SFBC International, Inc., a Delaware corporation (the "Company") and Nick P. Tootle (the "Employee").

     WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including but not limited to proprietary processes, sales methods and techniques, and other like confidential business and technical information including but not limited to technical information, design systems, methods of recruiting subjects, pricing methods, pricing rates or discounts, process, procedure, formula, design of computer software or improvement of any portion or phase thereof, whether patented or not, that is of any value whatsoever to the Company, as well as certain unpatented information relating to the Company's Services, as defined, information concerning proposed new Services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other entity for the Company), other Confidential Information, as defined by Section 8, and information about the Company's employees, officers, and directors, which necessarily will be communicated to the Employee by reason of his employment by the Company; and

     WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Employee, its trade secrets and Confidential Information, and its substantial relationships with suppliers, and Customers, as defined, actual and prospective; and

     WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Employee during the term of employment and following (for a reasonable time) termination of employment; and

     WHEREAS, the Company desires to employ the Employee and to ensure the continued availability to the Company of the Employee's services, and the Employee is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:


     1.   Representations and Warranties.  The Employee hereby represents and
          -------------------------------
warrants to the Company that he (i) is not subject to any written nonsolicitation or noncompetition agreement affecting his employment with the Company (other than any prior agreement with the Company or any Affiliate), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company (other than any prior agreement with the Company or or any Affiliate), and (iii) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

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     2.   Term of Employment.
          ------------------

          (a) Term.  The Company hereby employs the Employee, and the Employee
              ----
hereby accepts employment with the Company for a period commencing on the date the Employee commences actual employment and ending three years from the date of this Agreement (the "Term"), automatically renewable for additional one year terms unless either party gives the other at least 90 days written notice.

          (b) Continuing Effect.  Notwithstanding any termination of employment,
              -----------------
at the end of the term or otherwise, the provisions of Sections 7, 8 and 9 shall remain in full force and effect and the provisions of Section 8 shall be binding upon the legal representatives, successors and assigns of the Employee.

     3.   Duties.
          ------

          (a) General Duties.  The Employee shall serve as the Chief Financial
              --------------
Officer and Vice President of Finance of the Company, with duties and responsibilities that are customary for such position. The Employee shall also perform services for the subsidiaries of the Company, as needed. The Employee shall report directly to the Company's Chief Executive Officer, or as otherwise directed by the board of directors. The Employee shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. The Company will provide the Employee with all the necessary and reasonable resources in order for him to perform his duties.

          (b) Devotion of Time.  The Employee shall devote all of his time,
              ----------------
attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Employee shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the board of directors of the Company.

          (c) Location of Office. The Employee's business offices shall be at
              ------------------
the Company's offices in Miami, Florida. However, the Employee's job responsibilities shall include all business travel necessary to the performance of his job.

          (d) Adherence to Inside Information Policies. The Employee
              ----------------------------------------
acknowledges that the Company is publicly-held and, as a result, has implemented inside information policies designed to preclude its employees and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company or any third party. The Employee shall promptly execute any agreements generally distributed by the Company to its employees requiring such employees to abide by its inside information policies.

     4.   Compensation and Expenses.
          -------------------------

          (a)  Salary.  For the services of the Employee to be rendered under
               ------
this Agreement, the Company shall pay the Employee an annual salary of $150,000 during the first year of the Term, payable in accordance with the Company's normal payroll practices. The base salary shall increase by 10% annually from the prior year's base salary during each subsequent year.

          (b)  Signing Bonus.  As an incentive for the Employee to enter into
               -------------
this Agreement, the Company has agreed to grant the Employee (i) 5,556 shares of common stock of the Company valued at the closing price of the common stock on April 23, 2001, the day prior to approval by the compensation committee of the Company and (ii) $15,000 in cash. The shares of common stock shall be fully vested once the Employee commences employment.

          (c)  Discretionary Bonus.  The Employee shall be eligible to receive
               -------------------
an annual bonus in an amount to be determined by the compensation committee of the Company based on any criteria or factors the compensation committee deems appropriate.

          (d)  Stock Options.  Subject to approval of the proposed amendment
               -------------
to the 1999 Stock Option Plan (the "Plan"), the Employee shall receive 50,000 incentive stock options to purchase the common stock of the Company pursuant to a separate Stock Option Agreement at an exercise price equal to the closing price on the day prior to approval of the amendment to the Plan.

          (e)  Expenses.  In addition to any compensation received pursuant to
               --------
Section 4(a) - 4(d) the Company shall reimburse or advance funds to the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Employee properly provides a written accounting of such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances shall be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to employees.

     5.   Benefits.
          --------

          (a)  Vacation and Sick Leave.  For each 12 month period in the Term,
               -----------------------
the Employee shall be entitled to four weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Employee may select and the affairs of the Company may permit. The Employee shall be entitled to sick leave every year in accordance with the Company's policy for its executives.

          (b)  Employee Benefit Programs.  The Employee is entitled to
               -------------------------
participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its executives, including programs of life and medical insurance and reimbursement of membership fees in professional organizations.

          (c)  Insurance.  The Company shall pay the premiums on the Company's
               ---------
medical insurance policy covering the Employee and his family.

          (d)  Professional Dues.  The Company shall reimburse the executive for
               -----------------
reasonable costs of professional licenses and dues related to his employment.

          (e)  Automobile Allowance.  The Company shall pay the Employee an
               --------------------
automobile allowance of (i) $600 per month, and (ii) the costs of insurance on such automobile.

     6.   Termination.
          -----------

          (a) The Company may terminate the Employee immediately for cause. For purposes of this Section 6(a), "cause" shall mean: (i) the Employee is convicted of a felony or commits a felonious act which is related to the Employee's employment or the business of the Company; (ii) the Employee, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence or intentional misconduct resulting, in either case, in material harm to the Company; (iii) the Employee has been found in a civil action to have misappropriated Company funds or otherwise defrauded the Company; (iv) the Employee breaches his fiduciary duty to the Company resulting in profit to him, directly or indirectly; (v) the Employee materially breaches any agreement with the Company; (vi) the Employee materially fails to perform his duties under
Section 3; (vii) the Employee fails to perform his duties or performs such duties in a manner not customary for an executive of similar status and compensation; or (viii) the Employee suffers from alcoholism or drug addiction or otherwise uses alcohol to excess or uses drugs in any form except strictly in accordance with the recommendation of a physician and which affects his performance of his duties or dentist. Provided, however, "cause" shall not occur
                                      ------------------
under clauses (v), (vi), (vii) or (viii) unless the Employee has been first given 30 days notice and failed to cure the cause.

          (b) Upon effectiveness of such termination, the Employee shall have no right to compensation or reimbursement under Section 4 or to participate in any employee benefit programs under Section 5, except as provided for by law, for any period subsequent to the effective date of termination. On or before the termination of his employment or prior to receiving any final compensation or expenses due him, the Employee shall (a) return to the Company's principal executive offices, (b) participate in an exit interview, and (c) execute a Certificate of Conclusion of Employment, certifying that he has complied with his obligations and acknowledging his continuing obligations under this Agreement. The Employee's failure to comply with the requirements of Section 6 of this Agreement shall constitute a material breach of this Agreement.


          (c)  Special Termination.  In the event that (i) the Employee, with or
               -------------------
without change in title or formal corporate action, shall no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority set forth in Section 3, (ii) the Company materially breaches this Agreement or the performance of its duties and obligations hereunder, or (iii) any entity or person not now an executive officer or director of the Company becomes either individually or as part of a group the beneficial owner of 30% or more of the Company's common stock, the Employee, by written notice to the Company, may elect to deem the Employee's employment hereunder to have been terminated by the Company without cause. In such event the Employee shall be entitled at the time of termination to elect (x) to receive compensation equal to an amount of three years base salary under this Agreement and benefits payable pursuant to Section 5 herein for such three-year period and all of Employee's remaining unvested options, if any, shall vest immediately upon such termination or (y) to refuse the compensation and further vesting of options provided in clause (x) in exchange for the Company releasing the Employee from the provisions of Section 7.

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     7.   Non-Competition Agreement.
          -------------------------

          (a)  Competition with the Company.  Until termination of his
               ----------------------------
employment and for a period of 12 months commencing on the date of termination, the Employee, directly or indirectly or, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity (any of the foregoing defined as an "Affiliated Entity") shall not provide services as a vice president of finance, or any comparable role, to an entity which competes with the Company, within any metropolitan area in the United States or elsewhere in which the Company, its subsidiaries or its controlling stockholder, if applicable (collectively, the "Affiliates") is then engaged in the offer and sale of competitive Services. Provided, however, the foregoing provisions shall not prevent the Employee from
-----------------
accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if the Employee's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Employee from owning up to 5% of the securities of any publicly-traded enterprise provided the Employee is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise. In addition, the Employee may not, directly or indirectly including through any Affiliated Entity, obtain employment with or perform services for any Customer, as defined, of the Company during the period commencing on the date of termination and continuing for 12 months thereafter.

          (b)  Solicitation of Customers.  During the periods in which the
               -------------------------
provisions of Section 7(a) shall be in effect, the Employee, directly or indirectly including through any Affiliated Entity, shall not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Agreement, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which has been approached by or who or which has approached an employee of the Company for the purpose of soliciting business from the Company or the third party, as the case may be.

          (c) Solicitation of Employees.  During the periods in which the
              -------------------------
provisions of Section 7(a) shall be in effect, the Employee, directly or indirectly including through any Affiliated Entity shall not solicit, hire or contact any employee of the Company for the purpose of hiring them or causing them to terminate their employment relationship with the Company.

          (d) No Payment.  The Employee acknowledges and agrees that no separate
              ----------
or additional payment will be required to be made to him in consideration of his undertakings in this Section.

          (e) References to the Company in this Section 7 shall include affiliates of the Company, as defined herein.

     8.   Non-Disclosure of Confidential Information.
          ------------------------------------------

          (a)  Confidential Information. Confidential Information includes, but
               ------------------------
is not limited to, trade secrets as defined by the common law and statutes in Florida or any future Florida statute, processes, policies, procedures, techniques including recruiting techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Services (as defined herein), the Company's budgets, forecasts and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to the Company's businesses, systems, methods of operation, client or Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees, former employees, clients and former clients. In addition, Confidential Information also includes the identity of Customers and the identity of and telephone numbers, e-mail addresses and other addresses of employees or agents of Customers who are the persons with whom the Company's employees and agents communicate in the ordinary course of business. Confidential Information also includes, without limitation, Confidential Information received from Affiliates of the Company. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Employee, (ii) information set forth in the written records of the Employee prior to disclosure to the Employee by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Employee in writing from a third party (excluding any Affiliates of the Employee) who did not acquire such confidential information or trade secret, directly or indirectly, from the Employee or the Company. As used herein, the term "Services" shall include all clinical or pre-clinical research, testing, protocol design, data management, medical writing or other Services relating to proposed or actual formulations, foods, drugs and medical devices engaged in by the Company during the Term of the Employee's employment.


          (b)  Legitimate Business Interests.  The Employee recognizes that the
               -----------------------------
Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers or clients; (iv) Customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

          (c)  Confidentiality.  For a period of two years following termination
               ---------------
of employment, or as otherwise required by client privilege, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Employee's employment by the Company. The Employee further acknowledges that such Confidential Information as is acquired and used by the Company is a special, valuable and unique asset. The Employee shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Employee shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment. All records, files, materials and other Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its Customers, as the case may be. The Employee shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an officer of the Company.

          (d) References to the Company in this Section 8 shall include Affiliates of the Company, as defined herein.

     9.   Equitable Relief.
          ----------------

          (a) The Company and the Employee recognize that the services to be rendered under this Agreement by the Employee are special, unique and of extraordinary character, and that in the event of the breach by the Employee of the terms and conditions of this Agreement or if the Employee, shall cease to be an employee of the Company for any reason and take any action in violation of
Section 7 and/or Section 8, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in
Section 9(b) below, to enjoin the Employee from breaching the provisions of
Section 7 or Section 8. In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

          (b) Any action must be commenced in Miami-Dade County, Florida. The Employee and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Employee and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Employee or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Employee or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

     10.  Conflicts of Interest.  While employed by the Company, the Employee
          ---------------------
shall not, directly or indirectly, unless approved in writing by the President:

          (a) participate as an individual in any way in the benefits of transactions with any of the Company's suppliers or Customers, including, without limitation, having a financial interest in the Company's suppliers or Customers, or making loans to, or receiving loans, from, the Company's suppliers or Customers;

          (b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Employee's employment with the Company for the Employee's personal advantage or gain; or

          (c) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person or entity which does business with the Company.

          (d) As used in this Section 10, the Company also includes Affiliates of the Company as defined herein.

     11.  Inventions, Ideas, Processes, and Designs.  All inventions, ideas,
          -----------------------------------------
processes, programs, software, and designs (including all improvements) (i) conceived or made by the Employee during the course of his employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination or expiration of such employment with the Company and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company. An invention, idea, process, program, software, or design including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company's equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Employee for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Employee shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and the Employee shall be bound by such decision.
The Employee shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement.

     12.  Indebtedness.  If, during the course of the Employee's employment
          ------------
under this Agreement, the Employee becomes indebted to the Company for any reason, the Company may, if it so elects, set off any sum due to the Company from the Employee and collect any remaining balance from the Employee.

     13.  Assignability.  The rights and obligations of the Company under this
          -------------
Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities (via merger or otherwise) or assets and business of the Company. The Employee's obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee will be void.

     14.  Severability.
          ------------

          (a) The Employee expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

          (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

     15.  Notices and Addresses.  All notices, offers, acceptance and any other
          ---------------------
acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

     To the Company:          SFBC International, Inc.
                              11190 Biscayne Blvd.
                              Miami, FL 33181
                              Facsimile: (305) 895-8616
                              Attention: Arnold Hantman

     With a Copy to:          Michael D. Harris, Esq.
                              Michael Harris, P.A.
                              1645 Palm Beach Lakes Blvd.
                              Suite 550
                              West Palm Beach, FL 33401
                              Facsimile (561) 478-1817

     To the Employee:         Nick P. Tootle
                              537 Navarre
                              Coral Gables, Florida 33134

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

     16.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.


     17.  Arbitration.  Claim arising out of our relating to this Agreement, or
          -----------
its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutal agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Miami-Date County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and aware made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

     18.  Attorney's Fees.  In the event that there is any controversy or claim
          ---------------
arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

     19.  Governing Law.  This Agreement and any dispute, disagreement, or issue
          -------------
of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

     20.  Entire Agreement.  This Agreement constitutes the entire Agreement
          ----------------
between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

     21.   Additional Documents.  The parties hereto shall execute such
           --------------------
additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

     22.  Section and Paragraph Headings.  The section and paragraph headings in
          ------------------------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the Company and the Employee have executed this agreement as of the date and year first above written.


                                      SFBC INTERNATIONAL, INC.


________________________________      By:_______________________________________
                                         Arnold Hantman, Chief Executive Officer


                                      EMPLOYEE:


_________________________________     By:____________________________________
                                         Nick P. Tootle

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